Exhibit 10.ii

PLEDGE AGREEMENT

PLEDGE AGREEMENT, dated as of December 25, 2007, Merhav (m.n.f.) Limited a company established under the laws of Israel (“Pledgor”) and Ampal-American Israel Corporation, a New York Corporation (“Pledgee”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution and delivery of this Agreement, Pledgee has loaned the Pledgor $20,000,000 (the “Loan”) pursuant to a Promissory Note, dated the date hereof, in the (the “Note”); and

WHEREAS, it is a condition precedent to the Loan that the Pledgor shall have made the pledge contemplated by this Agreement.

NOW, THEREFORE, in consideration of the premises and in order to induce the Pledgee to consummate the transactions contemplated by the Note, the parties hereto hereby agree as follows:

        SECTION 1. Pledge. The Pledgor hereby pledges with, hypothecates to, delivers and transfers into the possession of the Pledgee, his assigns, heirs and legal representatives and grants to the Pledgee, its assigns, heirs and legal representatives a continuing first priority security interest in, the following (collectively the “Pledged Collateral”):

(i) all Class A Stock, par value $1.00 per share (the “Class A Stock”), of Ampal-American Israel Corporation (collectively, the “Pledged Shares”) currently owned or hereinafter acquired;

(ii) the certificates representing the shares referred to in clauses (i) above; and

    (iii)        subject to Section 6, all dividends, cash, instruments, options, rights and other property or proceeds, from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the shares referred to in clause (i) above.

        SECTION 2. Security for Obligations. This Agreement secures and the Pledged Collateral is security for the indefeasible payment in full when due, whether at the stated maturity, by acceleration or otherwise, of the obligations of the Pledgor pursuant to the Note, and all obligations of the Pledgor now or hereafter existing under this Agreement (all such obligations of the Pledgor being referred to herein as the “Secured Obligations”).

        SECTION 3. Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by Pledgee and shall be accompanied by undated stock powers duly endorsed in blank and irrevocable proxies substantially in the form of Exhibit A hereto.

        SECTION 4. Representations and Warranties. (a) The Pledgor represents and warrants as follows:

    (i)        The Pledgor currently is the legal and beneficial owner of 4,476,389 shares of Class A Stock and such shares are all of the Class A Stock of Pledgee owned by Pledgor. There are no existing options, warrants, calls, commitments, rights (pre-emptive or otherwise), or subscriptions of any character whatsoever relating to any of the Pledged Shares except for those created or incurred by or at the direction of the Pledgee.

(ii) The Pledgor is the direct and beneficial owner of the Pledged Collateral free and clear of any lien, claim or encumbrance other than the encumbrance granted to the Pledgee hereunder.

    (iii)        This Agreement has been duly executed and delivered by the Pledgor and constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms.

    (iv)        The pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral securing the payment of the Secured Obligations, subject to no prior lien or to any agreement purporting to grant to any third party a security interest in the property or assets of the Pledgor which would include the Pledged Collateral.

    (b)        The representations and warranties set forth in this Section 4 shall survive the execution and delivery of this Agreement.

        SECTION 5. Further Assurances; Supplements. (a) The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral including, without limitation, the execution and delivery of UCC-1 financing statements for filing by and at the sole expense of Pledgee. Pledgor hereby authorizes Pledgee to file all UCC-1 financing statements or other instruments that Pledgee deems necessary or desirable to perfect the Pledgee and security interest created hereunder.

    (b)        The Pledgor will defend Pledgee’s right, title, special property and security interest in and to the Pledged Collateral pledged by it hereunder and the encumbrances of the Pledgee thereon against the claim of any person and will maintain and preserve such Encumbrances so long as any Secured Obligations are outstanding.

    (c)        If the Pledgor shall become entitled to receive or shall receive any certificate or other instrument (including, without limitation, any certificate representing a stock dividend or distribution in connection with any reclassification, increase or reduction in capital), option or right, whether in addition to, in substitution of, or in exchange for any of the Pledged Collateral, the Pledgor shall accept any such certificate or other instrument as the Pledgee’s agent, shall hold them in trust for the Pledgee, and shall deliver them forthwith to Pledgee in the exact form received, together with appropriate undated stock powers duly endorsed in blank and other instruments of transfer which may be necessary or desirable duly executed in blank, to be held by the Pledgee, subject to the terms hereof, as further collateral for the Secured Obligations and the same shall for all purposes be deemed to be Pledged Collateral hereunder.

        SECTION 6. Voting Rights; Dividends; Etc. (a) As long as no Default (as defined in Section 10) shall have occurred and be continuing and, in the case of Section 6(a)(i), as long as no notice thereof shall have been given by the Pledgee to the Pledgor):

    (i)        The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral pledged by it hereunder or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Note; provided, however, that the Pledgor shall not exercise or refrain from exercising any such right if such action would have an adverse effect on the value of the Pledged Collateral or any part thereof.

(ii) The Pledgor shall be entitled to receive and retain any and all dividends paid in respect of the Pledged Collateral pledged by it hereunder, other than any and all

    (A)        dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

    (B)        dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

    (C)        cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, all of which shall be, and all of which shall be forthwith delivered to the Pledgee to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Pledgee, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Pledgee as Pledged Collateral in the same form as so received (with any necessary endorsement).

    (iii)        The Pledgee shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) above.

    (b)        Upon the occurrence and during the continuance of a Default:

    (i)        All rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) above shall cease upon notice from the Pledgee to the Pledgor, and all such rights shall thereupon become vested in the Pledgee who shall thereupon have the sole right to exercise such voting and other consensual rights and any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Collateral or any part thereof, and Pledgee may exercise such powers in such manner as the Pledgee may elect, but the Pledgee shall have no duty to exercise any of the aforesaid right, privileges or options and shall not be responsible for any failure to do so or delay in doing so.

    (ii)        All rights of the Pledgor to receive the dividends which it or he would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) above shall cease, and all such rights shall thereupon become vested in the Pledgee who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends.

    (iii)        All dividends which are received by the Pledgor contrary to the provisions of paragraph (ii) of this Section 6(b) shall be received in trust for the benefit of the Pledgee, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Pledgee as Pledged Collateral in the same form as so received (with any necessary endorsement).

    (c)        In order to permit the Pledgee to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 6(b)(i) above, and to receive all dividends and distributions which it may be entitled to receive under Section 6(b)(ii) above, the Pledgor shall, if necessary, upon written notice of the Pledgee, from time to time execute and deliver to the Pledgee appropriate proxies, dividend payment orders and other instruments as the Pledgee may reasonably request including, without limitation, the irrevocable proxies in the form of Exhibit A hereto delivered by the Pledgor to the Pledgee on the date hereof.

        SECTION 7. Transfers and Other Liens; Additional Shares or Warrants. (a) The Pledgor agrees that it will not (i) sell, assign or transfer or otherwise dispose of, or grant any option, warrant, subscription, call, warrants or other agreements with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any encumbrance upon or with respect to any of the Pledged Collateral, except for the encumbrance in favor of the Pledgee under this Agreement.

    (b)        The Pledgor agrees that it will not cause, consent to or approve the issuance of any additional shares of any class of capital stock of the Companies, except in each instance to the Pledgor, with delivery thereof to be made to the Pledgee to be held as additional Pledged Collateral hereunder.

        SECTION 8. Power of Attorney. The Pledgor hereby authorizes the Pledgee and does hereby make, constitute and appoint the Pledgee and any officer of agent of the Pledgee, with full power of substitution, as the Pledgor’s true and lawful attorney-in-fact, with power, in its own name and in the name of the Pledgor upon the occurrence and continuance of a Default, to endorse any notes, checks, drafts, money orders or other instruments of payments in respect of the Pledged Collateral that may come into possession of the Pledgee; to sign and endorse any drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to the Pledged Collateral; to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or places on or threatened against the Pledged Collateral; to demand, collect, receipt for, comprise, settle and sue for monies due in respect of the Pledged Collateral; and generally, to do, at the Pledgee’s option each at the Pledgor’s expense, at any time, or from time to time, all acts and things, which the Pledgee deems necessary to protect, preserve and realize upon the Pledged Collateral and Pledgee’s security interest therein in order to effect the intent of this Agreement all as fully and effectually as the Pledgor might or would do; and the Pledgor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable for the term of this Agreement and thereafter as long as any of the Secured Obligations shall be outstanding.

        SECTION 9. Pledgee May Perform. If the Pledgor fails to perform any agreement contained herein, the Pledgee may itself perform, or cause performance of, such agreement, and the expenses of the Pledgee incurred in connection therewith shall be payable by the Pledgor under Section 11 of this Agreement.

        SECTION 10. Remedies Upon Default. For purposes of this Agreement, “Default” shall mean (i) a default in Pledgor’s obligations under the Note, and (ii) any breach or default under the terms of this Agreement, which breach or default under this clause (ii) has not been cured within 30 days after receipt of written notice of the occurrence thereof. Upon the occurrence of an Event of Default and the delivery of the Pledged Collateral to the Pledgee pursuant to Section 10, in addition to any other rights and remedies provided for herein or available to him, the Seller may cause all or any part of the Pledged Collateral to be registered in the name of Pledgee or his designee and, in addition:

    (a)        The Pledgee may exercise in respect of the Pledged Collateral, all the rights and remedies of a secured party in default under the Uniform Commercial Code (the “Code”) in effect in the State of New York at that time, and the Pledgee may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Pledgee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Pledgee may deem commercially reasonable and the Pledgee may be the purchaser of any or all of the Pledged Collateral so sold. Each purchaser at any such sale, including, without limitation, the Pledgee, shall hold the property sold, absolutely, free and clear from any claim or right of redemption of the Pledgor, whom specifically waives all rights of redemption, stay or appraisal which he may has or may have under any rule or law or statute now existing or hereafter adopted. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten business days’ notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Pledgee shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

    (b)        The Pledgor recognizes that, by reason of certain requirements and prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, the Pledgee may with respect to any sale of all or any part of the Pledged Collateral, limit purchasers to those who will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and, notwithstanding such circumstances, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner. The Pledgee shall be under no obligation to delay the sale of any of the Pledged Shares for the period of time necessary to permit the Pledgor to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Pledgor would agree to do so.

    (c)        If the Pledgee determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, the Pledgor shall, from time to time, furnish to the Pledgee all such information as the Pledgee may reasonably request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by the Pledgee as exempt transactions under the Securities Act and rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

    (d)        Any cash held by the Pledgee as Pledged Collateral and all cash proceeds received by the Pledgee in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied by the Pledgee:

First, to the payment of the reasonable costs and expenses of such sale, including reasonable compensation to the Pledgee and its agents and counsel, and all reasonable expenses, liabilities and advances made or incurred by the Pledgee in connection therewith;

Next, to the Pledgee on account of the Secured Obligations in such order as the Pledgee may elect; and

Finally, after indefeasible payment in full of all Secured Obligations, to the payment to the Pledgor, or his assigns, heirs or legal representatives or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

        SECTION 12. Expenses. The Pledgor will upon demand pay to the Pledgee the amount of any and all expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Pledgee may incur in connection with the exercise or enforcement of any of the rights of the Pledgee hereunder with respect to its Pledged Collateral or the failure by the Pledgor to perform or observe any of the provisions hereof.

        SECTION 13. Security Interest Absolute. All rights of the Pledgee and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Note.

        SECTION 14. Waiver. No delay on the Pledgee’s part in exercising any power of sale, encumbrance, option or other right hereunder, and no notice or demand which may be given to or made upon the Pledgor by the Pledgee with respect to any power of sale, encumbrance, option or other right hereunder, shall constitute a waiver thereof, or limit or impair the Pledgee’s right to take any action or to exercise any power of sale, encumbrance, option, or any other right hereunder, without notice or demand, or prejudice the Pledgee’s rights hereunder or the rights of the Pledgee under the Note.

        SECTION 15. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Pledgee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        SECTION 16. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and deemed delivered (i) upon receipt if by hand, overnight courier or telecopy (provided a copy is mailed by certified mail, return receipt requested, postage prepaid) and (ii) three days after mailing by certified mail, return receipt requested, postage prepaid, to the Pledgor or to the Pledgee at the address provided for in the Note, or at such other address as shall be designated by such person in a written notice to each other person complying as to delivery with the terms of this Section.

        SECTION 17. Continuing Security Interest. (a) This Agreement shall create a continuing first priority security interest in the Pledged Collateral, and shall (a) remain in full force and effect until indefeasible payment in full of the Secured Obligations; (b) continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the obligee of the Secured Obligations, all as though such payment or performance had not been made; (c) be binding upon the Pledgor, his assigns; heirs and legal representatives and (d) inure to the benefit of the Pledgee and his heirs, legal representatives, transferees and assigns.

    (b)        Upon the indefeasible payment in full of the Secured Obligations the security interest created by this Agreement shall be terminated an released without further action, and the Pledgor shall be entitled to the return, upon his request, of such of the Pledged Collateral pledged by him hereunder as shall not have been sold or otherwise applied pursuant to the terms hereof. Pledgee shall take such actions and execute such documents (at Pledgor’s expense) reasonably requested by Pledgor to effectuate the release of the security interest created hereunder.

        SECTION 18. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

        SECTION 19. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

        SECTION 20. Waiver of Jury Trial. The parties hereto hereby agree to waive any right they may have to a jury trial in connection with any action, suit or proceeding arising out of or related in any way to this Agreement.

        SECTION 21. Governing Law; Terms. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

        IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized, as of the date first above written.

      [Release and further assurance]

PLEDGOR: MERHAV (M.N.F.) LIMITED By: —————————————— Name: Yosef A. Maiman Title: Director

PLEDGEE: AMPAL-AMERICAN ISRAEL CORPORATION By: —————————————— Name: Irit Eluz, Yoram Firon Title: CFO, VP